                                                                    EXHIBIT 99.1

     [LETTERHEAD OF WASHINGTON REAL ESTATE INVESTMENT TRUST APPEARS HERE]


FOR IMMEDIATE RELEASE                                              July 25, 2000
Page 1 of 7

                    WASHINGTON REAL ESTATE INVESTMENT TRUST

                     2nd Quarter 2000 FFO Per Share Up 16%

Washington Real Estate Investment Trust (WRIT) reported today that Funds From Operations (FFO) per share increased 16% to $0.44 in the second quarter of 2000 from $0.38 in the second quarter of 1999. FFO increased 16.2% to $15,587,000 for the quarter ended June 30, 2000 from $13,409,000 for the quarter ended June 30, 1999. FFO is the primary performance measure for the REIT industry.

Edmund B. Cronin, Jr., President and CEO, stated that, "WRIT's FFO growth is due to the excellent performance of recent acquisitions, combined with the strong core portfolio net operating income increase of 7.4%." WRIT's core portfolio excludes properties not owned for the entirety of both periods being compared.

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington-Baltimore region. The Trust owns a diversified portfolio of 57 properties consisting of 11 neighborhood retail centers, 22 office buildings, 9 apartment properties and 15 industrial/flex properties.

WRIT dividends have increased every year for 29 consecutive years. During these 29 years, WRIT's dividends have increased 34 times, a record unmatched by any other publicly traded real estate investment trust. WRIT shares are publicly traded on the New York Stock Exchange (symbol: WRE).

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, fluctuations in interest rates, availability of raw materials and labor costs, levels of competition, the effect of government regulation, the availability of capital, weather conditions and changes in general economic conditions.

FOR IMMEDIATE RELEASE                                              July 25, 2000
Page 2 of 7
                    WASHINGTON REAL ESTATE INVESTMENT TRUST
                             FINANCIAL HIGHLIGHTS
                     (in thousands except per share data)


                                                         Quarter Ended June 30,                   Six Months Ended June 30,
                                                         ----------------------                   -------------------------
OPERATING RESULTS                                      2000                   1999                2000                   1999
------------------                                 ------------           -----------         -----------            -----------
Real estate rental revenue                         $    33,350            $    28,864         $    65,205            $    56,518
Real estate expenses                                    (9,633)                (8,595)            (18,971)               (17,100)
                                                   -----------            -----------         -----------            -----------
                                                        23,717                 20,269              46,234                 39,418
Real estate depreciation and amortization               (5,624)                (4,644)            (11,054)                (9,095)
                                                   -----------            -----------         -----------            -----------
Income from real estate                            $    18,093            $    15,625              35,180            $    30,323

Other income                                               242                    232                 391                    437
Interest expense                                        (6,311)                (5,386)            (12,402)               (10,607)
General and administrative                              (2,061)                (1,706)             (3,843)                (2,939)
                                                   -----------            -----------         -----------            -----------

Income before gain on sale of real estate          $     9,963            $     8,765         $    19,326            $    17,214

Gain on sale of real estate                                  0                      0               1,498                  7,909
                                                   -----------            -----------         -----------            -----------

Net Income                                         $     9,963            $     8,765         $    20,824            $    25,123
                                                   ===========            ===========         ===========            ===========

Income before gain on real estate per share
(Basic)                                            $      0.28            $      0.25         $      0.54            $      0.48
                                                   ===========            ===========         ===========            ===========
Income before gain on real estate per share
(Diluted)                                          $      0.28            $      0.25         $      0.54            $      0.48
                                                   ===========            ===========         ===========            ===========

Net income per share (Basic)                       $      0.28            $      0.25         $      0.58            $      0.70
                                                   ===========            ===========         ===========            ===========
Net income per share (Diluted)                     $      0.28            $      0.25         $      0.58            $      0.70
                                                   ===========            ===========         ===========            ===========

Income before gain on sale of real estate          $     9,963            $     8,765         $    19,326            $    17,214
Real estate depreciation and amortization                5,624                  4,644              11,054                  9,095
                                                   -----------            -----------         -----------            -----------

Funds from operations                              $    15,587            $    13,409         $    30,380            $    26,309
                                                   ===========            ===========         ===========            ===========

Funds from operations per share (Basic)            $      0.44            $      0.38         $      0.85            $      0.74
                                                   ===========            ===========         ===========            ===========

Funds from operations per share (Diluted)          $      0.44            $      0.38         $      0.85            $      0.74
                                                   ===========            ===========         ===========            ===========

Dividends paid per share                           $    0.3125            $    0.2925         $    0.6050            $    0.5725
                                                   ===========            ===========         ===========            ===========

Weighted average shares outstanding                 35,733,793             35,709,789          35,733,793             35,708,988
Fully diluted weighted average shares               35,810,460             35,730,395          35,810,460             35,729,594
outstanding

                                                     As of                As of
BALANCE SHEET DATA                               June 30, 2000      December 31, 1999
------------------                               -------------      -----------------
Cash and temporary investments                     $     8,983            $     4,716
Real estate assets, at cost (1)                        676,724                661,870
Total assets, at cost (1)                              709,749                692,054
Lines of credit payable                                 40,000                 33,000
Mortgage notes payable                                  86,660                 87,038
Notes payable                                          210,000                210,000
Total liabilities                                      358,691                349,769
Shareholders' equity                                   256,577                257,189
Shareholders' equity, at cost (1)                      349,518                340,763

(1) At cost means adding back accumulated depreciation

Washington Real Estate Investment Trust
Q2 2000 Supplemental Disclosures
Page 3 of 7


WRIT Continues to Produce Significantly Higher FFO Per Share Growth Than the
----------------------------------------------------------------------------
REIT Industry
-------------

As reflected in the following graph WRIT's FFO per share growth, as compared to the corresponding quarter in the preceding calendar year, continues to significantly outperform the industry

                                  [GRAPH]

  Q3 1999         Q4 1999         Q1 2000       Q2 2000      Average

11.8%  8.2%     13.6%  8.1%     12.2%  6.2%      10.6%     12.5%   7.5%


*WRIT growth is shown excluding accounting change to straight-line rents in Q4 1999.

**REIT Industry data for Q3 1999 - Q1 2000 is actual FFO per share growth per DLJ Equity REIT Research. Q2 2000 Industry data is not yet available and therefore the industry average is the average over Q3 1999 - Q1 2000.

Core Portfolio Operating Income (NOI) Growth, Rental Rate Growth, Net Revenue
-----------------------------------------------------------------------------
Growth and Operating Expense Increase By Sector - Q2 2000 vs. Q2 1999
---------------------------------------------------------------------

                                              Rental Rate     Net Revenue           Operating
 Sector                      NOI Growth*        Growth*         Growth*          Exp. Incr(Decr)
 ------                      -----------        -------         -------          ---------------
Apartments                     10.3%            4.7%            7.2%                -0.3%
Office Buildings                7.3%            9.1%            5.0%                 5.6%
Retail Centers                  4.8%            3.8%            0.3%                -3.7%
Industrial/Flex Centers         7.0%            0.4%            6.5%                 9.6%
                                ---             ---             ---                  ---

Overall Core Portfolio          7.4%            6.2%            4.9%                 3.3%

*Growth is shown excluding effect of accounting change to straight-line rents in Q4 1999.

Washington Real Estate Investment Trust
Q2 2000 Supplemental Disclosures
Page 4 of 7

Core Portfolio & Overall Occupancy Levels By Sector
---------------------------------------------------

                                       Core Portfolio                     All Properties
                               ----------------------------------------------------------------
                                  2nd QTR         2nd QTR        2nd QTR          2nd QTR
Sector                             2000            1999            2000            1999
------                             ----            ----            ----            ----
Apartments                         97.6%           95.9%            97.2%           95.9%
Office Buildings                   97.1%           98.2%            96.8%           98.2%
Retail Centers                     94.2%           95.4%            94.2%           95.4%
Industrial/Flex Centers            96.3%           94.3%            96.8%           94.5%
                                   ----            ----             ----            ----

Overall Portfolio                  96.7%           96.8%            96.6%           96.8%

WRIT Continues to Produce Significantly Higher Core Portfolio NOI Growth Than
-----------------------------------------------------------------------------
the REIT Industry
-----------------

As reflected in the following graph WRIT's core portfolio NOI growth, as compared to the corresponding quarter in the preceding calendar year, continues to significantly outperform the industry.


 Q3   1999       Q4   1999        Q1    2000        Q2   2000      Average
6.8%  5.4%      7.4%  6.6%       9.3%   6.2%       7.4%          7.7%   5.7%


*WRIT growth is shown excluding accounting change to straight-line rents in Q4 1999.

**REIT Industry Same Store NOI growth data is per Salomon Smith Barney Equity REIT Research. Q2 2000 Industry data is not yet available and therefore the industry average is the average over Q3 1999 - Q1 2000.

Capital Improvements Summary
----------------------------
During Q2 2000, WRIT invested $3.6 million in real estate capital improvements. A breakdown of these improvements is as follows (in 000's):


Accretive Capital Improvements
      Acquisition Related                        $  302
      Expansions & Major Renovations                 83
      Tenant Improvements                           974
                                                 ------
Total Accretive Capital Improvements              1,359
      Recurring Capital Improvements              2,239
                                                 ------

Total Capital Improvements                       $3,598
Leasing Commissions Capitalized                  $   93

Washington Real Estate Investment Trust
Q2 2000 Supplemental Disclosures
Page 5 of 7

Q2 2000 Commercial Leasing Activity
-----------------------------------

In Q2 2000, WRIT executed leases for 564,000 square feet of commercial space at a weighted average increase of 24.4% over the prior rent in place on a cash, i.e., non-straight lined basis. Details by sector are as follows:
      ------------------------

                      Square        Previous           New
Sector                 Feet         Face Rent        Face Rent        $ Increase        % Increase
------                 ----         ---------        ---------        ----------        ----------
Office                150,834        $ 20.67           $24.79             $4.11              19.9%
Retail                 46,936        $ 18.90           $19.92             $1.02               5.4%
Industrial/Flex       366,659        $  5.99           $ 8.29             $2.30              38.4%
                      -------        -------           ------             -----              ----

Overall               564,429        $ 10.99           $13.67             $2.68              24.4%

                     Avg Term       Avg Square       Avg Tenant
Sector               (Years)          Footage          Imp/SF
------               -------          -------          ------
Office                    3.8          2,473           $ 5.85
Retail                    5.4          2,608           $ 1.76
Industrial/Flex           3.3         21,568           $ 0.76
                      -------        -------           ------

Overall                   3.6          5,879           $ 2.20

Northern Virginia Industrial Park Update
----------------------------------------

On May 22, 1998 WRIT acquired the 790,000 square foot Northern Virginia Industrial Park (NVIP). At acquisition, the property was 83% leased at an average per square foot rent of $4.25 NNN. Upon acquisition, WRIT reported that the property had been under-managed and that the market vacancy rate was approximately 1/2 the project vacancy rate. In addition, WRIT indicated that market rents for the property, in a well managed condition, would range from $5.00 to $5.50 NNN, depending on the interior office build-out of the various spaces.

As of June 30, 2000, i.e., in the 25 months since acquisition, WRIT has executed leases for 590,000 square feet at a weighted average $5.43 NNN psf. This average rent is 28% above the average rent in the park at acquisition.

NVIP was 93% leased as of June 30,2000.

Washington Real Estate Investment Trust
Q2 2000 Supplemental Disclosures
Page 6 of 7

Q2 2000 Acquisitions
--------------------

On May 8, 2000, WRIT acquired Wayne Plaza, a nine-story office building containing 91,127 rentable square feet and a two-level underground parking garage, for $7,700,000. At $85 per square foot the property was acquired at substantially below replacement cost.

The property is located at 962 Wayne Avenue in Silver Spring, Maryland. Discovery Communications headquarters, a 650,000 s.f. building to be occupied in January 2003, is under construction on the northwest corner across from Wayne Plaza. Directly across from the property, construction of the Downtown Silver Spring Redevelopment Project is progressing. When complete it will contain 250,000 s.f. of office space, 70,000 s.f. of retail space anchored by Fresh Fields, 160 apartments, a 200 room hotel, an 18 screen - 5,000 stadium seat entertainment center and a 3,200 car public parking facility. The Silver Spring Metrorail and MARC train stations are located three blocks west of Wayne Plaza.

Wayne Plaza was 89.7% leased at acquisition and is anticipated to produce a first year cash return on investment of 10.2%. The acquisition provides WRIT with an extraordinary value-added opportunity. Despite its prime location, deferred maintenance has kept rents below market. WRIT intends to invest approximately $2,000,000 in the building to renovate and replace aging building systems including HVAC equipment, elevators and building cosmetics. These capital improvements and the major redevelopment of the area, combined with an aggressive hands on property management and leasing program, are expected to result in increased occupancies and revenue.


Q2 2000 Dispositions
--------------------

None

Q2 2000 Dividend Increase - Largest in WRIT History
---------------------------------------------------

On May 18,2000, the Trustees of WRIT announced a $.02 per share increase in the quarterly dividend rate to a new indicated annual rate of $1.25 per share. The new quarterly dividend of $.3125 per share was paid on June 29, 2000.

This dividend increase was 60% greater than WRIT's 1999 dividend increase and the largest quarterly dividend increase in WRIT's 40 year history. The increase was required to maintain WRIT's target payout of 100% of taxable income.

Edmund B. Cronin, Jr. Elected Chairman
--------------------------------------

On May 25, 2000, Edmund B. Cronin, Jr. was elected Chairman of the Board in addition to his current duties as President and Chief Executive Officer.

Mr. Cronin joined the Trust in 1994 as Trustee, President and Chief Operating Officer. From 1995 to the present he has served as President and Chief Executive Officer.

Washington Real Estate Investment Trust
Q2 2000 Supplemental Disclosures
Page 7of 7


Mr. Cronin is a Director of Potomac Electric Power Company, a Director of the John J. Kirlin Companies, and a member of the American Society of Real Estate Counselors. He formerly served as Chairman of the Greater Washington Board of Trade, and Chairman of the Washington/Baltimore Regional Association. Mr. Cronin holds trusteeships in the Federal City Council, the Greater Washington Research Center, and the Meridian House International.

June 30, 2000 Debt Summary
--------------------------

At June 30, 2000, WRIT's debt was as follows (in $millions):

                                           Wtd Avg             Wtd Avg
                         Amount         Maturity (Yrs)      Interest Rate
                         ------         --------------      -------------
Secured                  $  86.7             7.3                 7.5%

Senior Notes & MTNs      $ 210.0            11.0                 7.2%
                         ------------------------------------------------
Subtotal                 $ 296.7             9.9                 7.3%
Lines of Credit*         $  40.0             1.9                 7.3%
                         ------------------------------------------------
Total Debt               $ 336.7             8.9                 7.2%

*WRIT's Lines of Credit total $75 million of capacity at LIBOR+ 70bp.

No more than $60 million of debt matures in any one year and less than $1 million matures in each year until 2003.


Supplemental Debt Information at June 30, 2000:
----------------------------------------------

Debt to Total Market Capitalization:   34.5%

Earnings to Fixed Charges Ratio:       3.48x

Debt Service Coverage Ratio:           3.48x